UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2007

The TriZetto Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27501	33-0761159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

567 San Nicolas Drive, Suite 360, Newport Beach, California 92660

(Address of principal executive offices)

949-719-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2007, Lois A. Evans tendered her resignation as a member of the Board of Directors of The TriZetto Group, Inc. (the “Company”), effective April 24, 2007. Ms. Evans resigned for personal reasons and not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 24, 2007, at a regularly scheduled meeting of the Company’s Board of Directors, the Board elected Nancy H. Handel to fill the vacancy created by Ms. Evans’ resignation. The effective date of the election was April 25, 2007. Ms. Handel will serve as a Class II director and, accordingly, will stand for re-election at the 2007 Annual Meeting of Stockholders to be held on May 25, 2007. There are no arrangements or understandings between Ms. Handel and any other persons pursuant to which she was elected to serve on the Board of Directors. Ms. Handel has been appointed to serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee.

A copy of the press release announcing Ms. Evans’ resignation and Ms. Handel’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 –	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by The TriZetto Group, Inc., dated April 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRIZETTO GROUP, INC.

Date: April 27, 2007	By:	/s/ James J. Sullivan
James J. Sullivan
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release issued by The TriZetto Group, Inc., dated April 27, 2007